Table of Contents

Exhibit 13.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Gesner José de Oliveira Filho, undersigned Chief Executive Officer of Companhia de Saneamento Básico do Estado de São Paulo –SABESP (the “Company”), do hereby certify, to the best of my knowledge, that:

     The Annual Report on Form 20-F for the fiscal year ended December 31, 2006 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 29, 2007

By: /s/GESNER JOSÉ DE OLIVEIRA FILHO

Name: Gesner José de Oliveira Filho

Title: Chief Executive Officer